As filed with the Securities and Exchange Commission on September 23, 2021

No. 333-259725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUSTOM TRUCK ONE SOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2531628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7701 Independence Ave

Kansas City, Missouri 64125

(816) 241-4888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley Meader

Chief Financial Officer

7701 Independence Ave

Kansas City, Missouri 64125

(816) 241-4888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Patrick H. Shannon, Esq.

Shagufa R. Hossain, Esq.

Samuel D. Rettew, Esq.
Latham & Watkins LLP
555 Eleventh Street, N.W.

Suite 1000
Washington, D.C. 20004
(203) 637-2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.0001 par value per share	207,745,626	(2)	$9.06	(3)	$1,882,175,372	(3)	$205,345.33
Total	207,745,626				$1,882,175,372		$205,345.33	(4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	The number of shares of Common Stock being registered represents (i) Common Stock issued to existing investors in Custom Truck One Source, L.P. in connection with the rollover of such entity, (ii) Common Stock held by certain qualified institutional buyers and accredited investors following the acquisition of NESCO Holdings, LP, a Delaware limited partnership, and NESCO Holdings I, Inc. by Capitol Investment Corp. IV and (iii) Common Stock issued by certain qualified institutional buyers and accredited investors in connection with the closing of the Acquisition (as defined below).
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock of the Company (as defined below) on the New York Stock Exchange (the “NYSE”) on September 20, 2021 (such date being within five business days of the date that this Registration Statement was first filed with the Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)	A filing fee of $85,330 was paid in connection with the registrant’s (then known as Nesco Holdings, Inc.) November 13, 2019 filing of a registration statement on Form S-3 (Registration Statement No. 333-234678), which filing was subsequently withdrawn on January 17, 2020. A portion of that previously paid filing fee in the amount of $48,268 was used in connection with the registrant’s May 6, 2021 filing of a registration statement on Form S-3 (Registration Statement No. 333-255828) resulting in a remaining balance of $37,062. A fee of $18,434.92 was paid in connection with the initial filing of this Registration Statement in accordance with Rule 457(c), after giving effect to the previously paid fee in accordance with Rule 457(p). The registrant now intends to include a total of $1,882,175,372 aggregate public offering price of securities. Accordingly, the registrant (a) has increased by $1,373,496,000 the amount registered by this Amendment No. 1, (b) calculates the fee payable on the additional $1,373,496,000 aggregate public offering price of securities to be $149,848.41 based on the currently effective registration fee of $109.10 for each $1,000,000 of securities registered pursuant to Rule 457(c) has listed a total fee of $205,345.33, which is the sum of (i) the $55,496.92 initial fee on the securities registered with the initial filing of this registration statement and (ii) the $149,848.41 additional fee on the new securities registered by this Amendment No. 1.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-3 (Registration Statement No. 333-259725) of the Registrant filed with the Securities and Exchange Commission on September 22, 2021 hereby amends the Registration Statement to increase the amount of securities to be registered and to provide for the resale of up to 207,745,626 shares of our common stock for the account of the selling security holders included herein and related disclosure of such holders.

The information contained in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2021

Prospectus

Custom Truck One Source, Inc.

207,745,626 Shares of Common Stock

This prospectus relates to the resale of 207,745,626 shares of Common Stock of Custom Truck One Source Inc., a Delaware corporation formerly known as Nesco Holdings, Inc. (“we,” “us,” “our” and the “Company”), par value $0.0001 per share (the “Common Stock”) in connection with the (i) Common Stock issued to existing investors in Custom Truck One Source, L.P. in connection with the rollover of such entity, (ii) Common Stock held by certain qualified institutional buyers and accredited investors following the acquisition of NESCO Holdings, LP, a Delaware limited partnership, and NESCO Holdings I, Inc. by Capitol Investment Corp. IV and (iii) Common Stock issued by certain qualified institutional buyers and accredited investors in connection with the closing of the Acquisition by certain the selling securityholders (each a “selling securityholder” and, collectively, the “selling securityholders”) named in this prospectus from time to time in amounts, at prices and terms that will be determined at the time of the offering. The registration of Common Stock pursuant to this prospectus does not necessarily indicate a willingness on the part of the selling securityholders to sell their shares.

On April 1, 2021 Custom Truck One Source, Inc., a Delaware corporation formerly known as Nesco Holdings, Inc., completed the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. (“CTOS”) and its general partner pursuant to a Purchase and Sale Agreement entered into on December 3, 2020 (the “Purchase Agreement”) by and among NESCO Holdings II, Inc., certain affiliates of the Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of CTOS, Blackstone Capital Partners VI-NQ L.P. and, solely with respect to Section 9.04 of the Purchase Agreement, PE One Source Holdings, LLC, an affiliate of Platinum Equity. In connection with the Closing of the Acquisition, certain of the selling stockholders received Common Stock of Custom Truck One Source Inc. in exchange for existing equity of Custom Truck One Source, L.P. In addition, on December 3, 2020, in connection with the entry into of the Purchase Agreement, the Company entered into a common stock purchase agreement with PE One Source Holdings, LLC, one of the selling stockholders, to finance, in part, the acquisition of CTOS. Additionally, certain of the selling stockholders received shares in connection with the Company’s initial formation transactions.

We will not receive any proceeds from the resale of the Common Stock by the selling securityholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. We are registering the offering and sale of Common Stock by selling securityholders described herein to satisfy registration rights we have granted the selling securityholders in connection with the Amended and Restated Stockholders’ Agreement dated April 1, 2021 (the “Stockholders Agreement”).

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

The selling securityholders may offer and sell the Common Stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement, if any. The selling securityholders and any broker-dealer executing sell orders on behalf of the selling securityholders, may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any prospectus supplement, if required.

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “CTOS”. On September 21, 2021, the closing price of our Common Stock was $9.45 per share.

Investing in our shares involves a number of risks. See “Risk Factors” on page 3 to read about factors you should consider before investing in our Common Stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Stock to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it unlawful to make such an offer or solicitation in such jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time offer to sell shares of Common Stock described in this prospectus in one or more offerings as described in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of us and certain of our securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus and any applicable accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in any applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in any of our securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results and are subject to and involve risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Below is a summary of risk factors applicable to us that may materially affect such forward-looking statements and projections:

●	difficulty in integrating the Nesco Holdings, Inc. and Custom Truck One Source, L.P. businesses and fully realizing the anticipated benefits of the Acquisition, as well as significant transaction and transition costs that we will continue to incur following the Acquisition;

●	material disruptions to our operation and manufacturing locations as a result of public health concerns, including COVID-19, equipment failures, natural disasters, work stoppages, power outages or other reasons;

●	the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment;

●	fluctuation of our revenue and operating results;

●	our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner;

●	competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability;

●	any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory;

●	aging or obsolescence of our existing equipment, and the fluctuations of market value thereof;

●	our inability to recruit and retain the experienced personnel we need to compete in our industries;

●	disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives;

●	unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required;

●	our inability to renew our leases upon their expiration;

●	our failure to keep pace with technological developments;

●	our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business;

●	potential impairment charges and our inability to collect on contracts with customers;

●	failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment;

●	changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations;

●	our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment and government contracts;

●	the interest of our majority stockholder, which may not be consistent with the other stockholders;

●	our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; and

●	significant operating and financial restrictions imposed by the indenture governing our outstanding senior secured notes and the asset-based lending credit agreement.

These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. See “Risk Factors” in this prospectus for additional risks.

THE COMPANY

Organization

Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc.), a Delaware corporation, serves as the parent for its primary operating companies, NESCO, LLC, an Indiana limited liability company, and Custom Truck One Source, L.P., a Delaware limited partnership. On July 31, 2019, Nesco Holdings, Inc. completed a series of mergers whereby Nesco Holdings I, Inc., became the wholly owned subsidiary of Capitol Investment Corp. IV, after which Capitol Investment Corp IV changed its name to Nesco Holdings, Inc.

We are a specialty equipment provider to the electric utility transmission and distribution, telecommunications, rail and other infrastructure related industries in North America. Our core business relates to our new equipment inventory and rental fleet of specialty equipment that is utilized by service providers in infrastructure development and improvement work. We offer our specialized equipment to a diverse customer base, including utilities and contractors, for the maintenance, repair, upgrade, and installation of critical infrastructure assets, including distribution and transmission electric lines, telecommunications networks and rail systems, as well as for lighting and signage. We rent, produce, sell and service a broad range of new and used equipment, including bucket trucks, digger derricks, dump trucks, cranes, service trucks, and heavy-haul trailers. Following the Acquisition, we changed our reportable segments to be consistent with how we currently manage the business, representing three reporting segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”).

Acquisition of Custom Truck One Source, L.P.

On December 3, 2020, the Company agreed to acquire 100% of the limited partnership interests of CTOS and 100% of the limited liability company interests of Custom Truck One Source, L.P.’s general partner pursuant to the Purchase Agreement.

On April 1, 2021 (the “Closing Date”), we completed the Acquisition whereby Custom Truck One Source, L.P., a Delaware limited partnership, became our wholly-owned subsidiary and one of the entities through which we operate our business. In connection with the Acquisition, we changed our name from Nesco Holdings, Inc. to Custom Truck One Source, Inc. For additional information regarding the Acquisition and the business of CTOS please refer to our definitive Proxy Statement filed on January 20, 2021 and incorporated by reference herein (the “Acquisition Proxy Statement”).

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 7701 Independence Avenue, Kansas City, Missouri 64125. Our telephone number is (816) 241-4888. Our Internet website address is https://customtruck.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. Our Common Stock is listed on the NYSE under the symbol “CTOS” and the warrants are listed on the NYSE under the symbol “CTOS.WS.”

THE OFFERING

Resale of Securities by selling securityholders

Common Stock offered by the selling securityholders	This prospectus covers 207,745,626 shares of Common Stock currently owned by selling securityholders named herein.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock to be sold by the selling securityholders.

Registration Rights	We agreed to file a registration statement, of which this prospectus is a part, to register for resale the Common Stock held by BCP CTOS Holdings L.P., a Delaware limited partnership, BEP CTOS Holdings L.P., a Delaware limited partnership, Blackstone Energy Partners NQ L.P., a Delaware limited partnership, Blackstone Energy Management Associates NQ L.L.C., a Delaware limited liability company, Blackstone Energy Family Investment Partnership SMD L.P., a Delaware limited partnership, Blackstone Energy Family Investment Partnership NQ ESC L.P., a Delaware limited partnership, Blackstone Capital Partners VI-NQ L.P., a Delaware limited partnership, Blackstone Management Associates VI-NQ L.L.C., a Delaware limited liability company, and Blackstone Family Investment Partnership VI-NQ ESC L.P., a Delaware limited partnership (collectively, “Blackstone”) in connection with registration rights pursuant to the Stockholders’ Agreement. We are also including additional shares of Common Stock held by certain securityholders that have certain rights to piggyback registration under the Stockholders Agreement, as well as certain other of our stockholders. Once the registration statement is declared effective we have agreed to use our reasonable best efforts to keep it effective until all of the Common Stock covered by this prospectus has been sold or may be sold without volume or manner-of-sale restrictions in accordance with Rule 144 under the Securities Act.

General

NYSE ticker symbols	Common Stock: “CTOS”

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” under in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q, and in the Acquisition Proxy Statement. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock covered by this prospectus. The selling securityholders will receive all of the proceeds from the offering of Common Stock.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling securityholders and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to 207,745,626 shares of our Common Stock in connection with Blackstone’s registration rights pursuant to the Stockholders’ Agreement, including additional shares of Common Stock held by certain securityholders that have certain rights to piggyback registration under the Stockholders Agreement. The selling securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement, as well as certain other of our stockholders.

When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the Common Stock other than through a public sale.

The following table set forth, as of the date of this prospectus, the names of the selling securityholders, the beneficial ownership of Common Stock held by each selling securityholder, the aggregate amount of Common Stock that the selling securityholders may offer pursuant to this prospectus and the number and percentage of shares of Common Stock that each selling securityholder will beneficially own after this offering assuming they sell all such securities that they may offer pursuant to this prospectus. The percentage of shares of Common Stock owned by the selling securityholders following the offering of any shares of Common Stock pursuant to this prospectus, is based on 245,919,185 shares of Common Stock and 20,949,980 warrants outstanding as of August 31, 2021. Derivative securities exercisable or convertible into shares of our Common Stock within sixty (60) days of the date hereof are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the we believe that all persons named in the tables have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Information with respect to beneficial ownership is based on information obtained from such selling securityholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of Common Stock. Information about other selling securityholders, if any, including their identities, the Common Stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement.

	Common Stock
Name and Address of Beneficial Owner	Beneficially owned prior to offering	To be sold pursuant to this prospectus(1)	Beneficially owned after offering	Percentage beneficially owned after offering
Blackstone Capital Partners VI-NQ L.P.(2)	3,492,069	3,492,069	0	—%
Blackstone Family Investment Partnership VI-NQ ESC L.P.(2)	17,360	17,360	0	—%
Blackstone Energy Partners NQ L.P.(2)	2,932,195	2,932,195	0	—%
Blackstone Energy Family Investment Partnership NQ ESC L.P.(2)	179,835	179,835	0	—%
BCP CTOS Holdings L.P.(2)	3,576,281	3,576,281	0	—%
BEP CTOS Holdings L.P.(2)	3,622,088	3,622,088	0	—%
Blackstone Energy Family Investment Partnership SMD L.P.(2)	351,593	351,593	0	—%
Energy Capital Partners III, LP	64,450	64,450	0	—%
Energy Capital Partners III-A, LP	2,169,601	2,169,601	0	—%
Energy Capital Partners III-B, LP	262,015	262,015	0	—%
Energy Capital Partners III-C. LP	896,947	896,947	0	—%
Energy Capital Partners III-D, LP	1,106,987	1,106,987	0	—%
Platinum Equity, LLC(3)	148,600,000	148,600,000	0	—%
NESCO Holdings, LP(4)	27,083,594	27,083,594	0	—%
Energy Capital Partners Management, L.P.(5)	120,779	120,779	0	—%
Equity Trust Company Custodian FBO Jonathan N Brooks IV IRA	6,388	6,388	0	—%
Dennis Depazza(6)	21,293	21,293	0	—%
Fredrick M. Ross, Jr. Holding Company, LLC	2,000,000	2,000,000	0	—%
Capitol Acquisition Management IV LLC	6,741,286	6,741,286	0	—%
Kevin Kapelke(7)	51,104	51,104	0	—%
Lee Jacobson(8)	153,312	153,312	0	—%
The Heinemann Family Trust(9)	57,534	57,534	0	—%
Brooke Coburn	43,317	43,317	0	—%
Beth Steffen(10)	4,259	4,259	0	—%
Adam Haubenreich(11)	17,318	17,318	0	—%
Tom Vale	13,684	13,684	0	—%
Halverson Children's Trust FBO Tyler Halverson	23,635	23,635	0	—%
Brad Halverson(12)	12,741	12,741	0	—%
Robert Dudzinski(13)	15,699	15,699	0	—%
David Doolin	6,802	6,802	0	—%
Mark Sharman(14)	3,586	3,586	0	—%
Markstone LLC(15)	144,069	144,069	0	—%
Dave Tucker(16)	69,185	69,185	0	—%

Ruth D. Ross Revocable Trust dated June 26, 2015(17)	100,017	100,017	0	—%
Andrea Marie Spencer Holding Company, LLC	290,432	290,432	0	—%
Christopher Martin Ross Holding Company, LLC(18)	358,504	358,504	0	—%
John Ross(19)	419	419	0	—%
The Sarah McMahon Family 2012 Irrevocable Trust	306,187	306,187	0	—%
The George McMahon Family 2012 Irrevocable Trust	306,187	306,187	0	—%
Christopher D. Ross Holding Company, LLC(20)	308,240	308,240	0	—%
Angela Sweet	1,909	1,909	0	—%
Tom Norcross(21)	8,232	8,232	0	—%
FLR Holding Company, LLC (Francis and Lori Ross)(22)	290,529	290,529	0	—%
Marie C. Ross Revocable Trust dated March 31, 2015 as amended(23)	262,924	262,924	0	—%
Joseph P. Ross Holding Company, LLC(24)	282,449	282,449	0	—%
Joseph P. Ross Revocable Trust dated June 24, 2015(25)	1,326	1,326	0	—%
James M. Ross Holding Company, LLC(25)	303,786	303,786	0	—%
Ben Link(26)	18,524	18,524	0	—%
Bill Sumner(27)	629	629	0	—%
Bob Dray(28)	1,103	1,103	0	—%
Brad Meader(29)	23,956	23,956	0	—%
Brian McCormick(30)	3,036	3,036	0	—%
Bryan Boehm(31)	8,908	8,908	0	—%
Carla Hart(32)	1,103	1,103	0	—%
Chris Ragot(33)	51,317	51,317	0	—%
Donna King(34)	1,103	1,103	0	—%
Duane Edington(35)	5,061	5,061	0	—%
Eric Sweet(36)	10,161	10,161	0	—%
Geoff Rupert(37)	1,103	1,103	0	—%
James Carlsen(38)	11,974	11,974	0	—%
James Elliott(39)	2,699	2,699	0	—%
Jay Benjamin(40)	751	751	0	—%
Jeff Overly(41)	15,260	15,260	0	—%
Jefferson Henes(42)	5,344	5,344	0	—%
Jimmy Hottel(43)	629	629	0	—%
John Wilson(44)	3,818	3,818	0	—%
Matt Beller(45)	12,070	12,070	0	—%
Neal Bever(46)	629	629	0	—%
Randy Stilwell(47)	419	419	0	—%
Ron Nicholson(48)	1,103	1,103	0	—%
Ryan McMonagle(49)	67,926	67,926	0	—%
Anthony Stanonis(50)	839	839	0	—%
Maddi Blongewicz(51)	751	751	0	—%
Molly Loehr (Regan)(52)	419	419	0	—%
Vincent Ross Revocable Trust dated June 26, 2015(53)	194,151	194,151	0	—%
Thomas Rich(54)	20,857	20,857	0	—%
Stan Mikalonis(55)	4,049	4,049	0	—%
Andy Zaborny(56)	8,889	8,889	0	—%
Frank Ferguson(57)	629	629	0	—%
T3 Investments, LLC(58)	365,964	365,964	0	—%
John J and Madelyn I Ross Trust(59)	90,545	90,545	0	—%
Jameson Ringger	127,760	127,760	0	—%

*	Represents less than 1% of outstanding shares of Common Stock.

(1)	The amounts set forth in this column are the number of shares of Common Stock that may be offered by such selling securityholders using this prospectus. These amounts do not represent any other shares of our Common Stock that the selling securityholders may own beneficially or otherwise.

(2)	Blackstone Energy Partners NQ L.P. directly holds 2,932,195 shares of Common Stock, BEP CTOS Holdings L.P. directly holds 3,622,088 shares of Common Stock, Blackstone Energy Family Investment Partnership SMD L.P. directly holds 351,593 shares of Common Stock, Blackstone Energy Family Investment Partnership NQ ESC L.P. directly holds 179,835 shares of Common Stock, Blackstone Capital Partners VI-NQ L.P. directly holds 3,492,069 shares of Common Stock, BCP CTOS Holdings L.P. directly holds 3,576,281 shares of Common Stock, and Blackstone Family Investment Partnership VI-NQ ESC L.P. directly holds 17,360 shares of Common Stock. Blackstone Energy Management Associates NQ L.L.C. is the general partner of Blackstone Energy Partners NQ L.P. and BEP CTOS Holdings L.P. Blackstone EMA-NQ L.L.C. is the managing member of Blackstone Management Associates NQ L.L.C. BEP Side-by-Side GP NQ L.L.C. is the general partner of Blackstone Energy Family Investment Partnership NQ ESC L.P. Blackstone Management Associates VI-NQ L.L.C. is the general partner of Blackstone Capital Partners VI-NQ L.P. and BCP CTOS Holdings L.P. BMA VI-NQ L.L.C. is the managing member of Blackstone Management Associates VI-NQ L.L.C. Blackstone Family GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership SMD L.P. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BCP VI-NQ Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-NQ ESC L.P. Blackstone Holdings III L.P. is the sole member of each of Blackstone EMA-NQ L.L.C., BEP Side-by-Side GP NQ L.L.C. and BMA VI-NQ L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. Blackstone Holdings II L.P. is the sole member of BCP VI-NQ Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the foregoing is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.
(3)	PE One Source Holdings, LLC is the record holder of 148,600,000 shares of Common Stock. Platinum Equity, LLC is the sole member of each Platinum Equity Investment Holdings, LLC (“Platinum Holdings”) and Platinum Equity Investment Holdings V Manager, LLC (“PEIH V Manager”). Platinum Holdings is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P. (“PEIC LP”), which holds all of the outstanding equity in Platinum Equity Investment Holdings V, LLC (“PEIH V”), which holds all of the outstanding equity in Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum Equity Capital Partners V, L.P., which holds a majority of the outstanding equity in PE One Source Holdings, LLC. PEIH V Manager is the sole manager of PEIH V, and Platinum InvestCo (Cayman), LLC holds a controlling interest in PEIC LP. Platinum Equity and Tom Gores, together, hold a controlling interest in PIC LLC and may be deemed to beneficially owned the Shares beneficially owned by PIC LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity. Accordingly, each of the foregoing entities and Mr. Gores may be deemed to beneficially own the shares of Common Stock held by PE One Source Holdings, LLC. Additionally, certain affiliates of Platinum Equity are have material relationships to Custom Truck: (a) Louis Samson is a director of Custom Truck and is a Partner at Platinum Equity; (b) Bryan Kelln is a director of Custom Truck and is a Partner at Platinum Equity; (c) David Glatt is a director of Custom Truck and is a Managing Director at Platinum Equity; and (d) David Wolfe is a director of Custom Truck and is a Managing Director at Platinum Equity.
(4)	Includes 2,392,808 shares of Common Stock issuable upon exercise of warrants and 3,451,798 Earn Out Shares (as defined in the Merger Agreement) pursuant to the Merger Agreement.
(5)	Includes 13,631 shares of Common Stock underlying restricted stock units.
(6)	Dennis Depazza was employed by the Company until May 21, 2021.
(7)	Kevin Kapelke was the Chief Operating Officer of Custom Truck until July 2, 2021.
(8)	Lee Jacobson was the Chief Executive Officer of Custom Truck until April 1, 2021.
(9)	Bruce Heinemann was the Chief Financial Officer of Custom Truck from October 2016 through August 2020.
(10)	Beth Steffen is currently the VP of Strategic Accounts at Custom Truck.
(11)	Adam Haubenreich is currently the VP and General Counsel at Custom Truck.
(12)	Brad Halverson is a former member of the board of Custom Truck.
(13)	Robert Dudzinski is a former VP of Custom Truck.
(14)	Mark Sharman is an executive VP of Custom Truck.
(15)	Mark Sharman is a beneficial owner of Markstone LLC and an executive VP of Custom Truck.
(16)	Dave Tucker is a former member of the board of Custom Truck.
(17)	Ruth Ross is the Treasury Manager of Custom Truck.
(18)	Christopher Martin Ross is an account manager of Custom Truck.
(19)	John Ross is an account manager of Custom Truck.
(20)	Christopher D. Ross is an operations manager at Custom Truck.
(21)	Tom Norcross was an employee of Custom Truck until April 5, 2021.
(22)	Francis Ross is an account manager of Custom Truck.
(23)	Marie C. Ross is an employee of Custom Truck.
(24)	Joseph Ross is the President of Sales of Custom Truck.
(25)	James Ross is a VP and the Treasurer of Custom Truck.
(26)	Ben Link is an executive CP of Custom Truck.
(27)	Bill Sumner is a Manager of Custom Truck.

(28)	Bob Dray is a VP of Custom Truck.
(29)	Brad Meader is the Chief Financial Officer of Custom Truck.
(30)	Brian McCormick is an account manager of Custom Truck.
(31)	Bryan Boehm is a President of Custom Truck.
(32)	Carla Hart is a VP of Custom Truck.
(33)	Chris Ragot is a former Director of Custom Truck.
(34)	Donna King is the Inside Sales Specialist of Custom Truck.
(35)	Duane Edington is a senior account manager of Custom Truck.
(36)	Eric Sweet is a regional VP of Custom Truck.
(37)	Geoff Rupert is a Director at Custom Truck.
(38)	James Carlsen is the Chief Information Officer of Custom Truck.
(39)	James Elliott is a former VP of Custom Truck.
(40)	Jay Benjamin is a VP of Custom Truck.
(41)	Jeff Overly is a former Director of Custom Truck.
(42)	Jefferson Henes is a Director of Custom Truck.
(43)	Jimmy Hottel is an Inside Sales Manager of Custom Truck.
(44)	John Wilson is a VP of Custom Truck.
(45)	Matt Beller is a senior VP of Custom Truck.
(46)	Neal Bever is an Inside Sales Manager of Custom Truck.
(47)	Randy Stilwell is a General Manager of Custom Truck.
(48)	Ron Nicholson is a former General Manager of Custom Truck.
(49)	Ryan McMonagle is the President and Chief Operating Officer of Custom Truck.
(50)	Anthony Stanonis is a General Manager of Custom Truck.
(51)	Maddi Blongewicz is an Operations Strategy Manager of Custom Truck.
(52)	Molly Loehr (Regan) is the Director of Marketing of Custom Truck.
(53)	Vincent Ross is a VP of Custom Truck.
(54)	Thomas Rich is an executive VP of Custom Truck.
(55)	Stan Mikalonis is an executive VP of Custom Truck.
(56)	Andy Zaborny is an executive VP of Custom Truck.
(57)	Frank Ferguson is a Director of Custom Truck.
(58)	T3 Investments, LLC is the trust of a former employee of Custom Truck.
(59)	John Ross is an Account Manager of Custom Truck.

To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholders and the number of shares of Common Stock registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. See “Plan of Distribution.”

DESCRIPTION OF SECURITIES

The following summary of our capital stock and our charter and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our charter and bylaws, which are filed as exhibits to the Registration Statement of which this prospectus is a part.

General

We are a Delaware corporation. Our charter provides for 500,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of preferred stock. As of August 31, 2021, there were 245,919,185 shares of Common Stock, no shares of preferred stock and 20,949,980 warrants to purchase shares of our Common Stock outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

The rights, preferences and privileges of the holders of Common Stock are subject to those of the holders of any shares of preferred stock we may issue in the future.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, unless otherwise provided by our certificate of incorporation. Our bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the issued and outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our bylaws, our certificate of incorporation or our Stockholders’ Agreement. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Liquidation Rights

If the Company is involved in a consolidation, merger, recapitalization, reorganization, voluntary or involuntary liquidation, dissolution or winding up of affairs, or similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “CTOS”.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation

We have certain anti-takeover provisions in place as follows:

Staggered Board of Directors

Our charter provides that the board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Furthermore, because the board is classified, directors may be removed only with cause by a majority of our outstanding shares.

Action by Written Consent; Special meeting of stockholders

Our charter provides that stockholder action may only be taken by written consent in lieu of a meeting while Platinum Equity Advisors, LLC (“Platinum”) and its affiliates collectively beneficially own, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company.

The General Corporation Law of the State of Delaware (the “DGCL”) provides that special meetings of our stockholders may be called by the board of directors. Our charter provides that, at any time when Platinum and its affiliates collectively beneficially own, in the aggregate, at least 5% in voting power of the stock of the Company entitled to vote generally in the election of directors, the Chairman of the Board shall call a special meeting of stockholders at the request of Platinum from time to time.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding general meeting of stockholders (except that, with respect to Platinum’s nomination of directors, the reference to 90 days shall be 45 days). Such notice also must fulfill certain information requirements with respect to the stockholder delivering such notice and the matter proposed (or director candidate nominated) of which Platinum is partially exempt. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the general meeting of stockholders or from making nominations for directors at our general meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction (such as in the case of claims brought to enforce any liability or duty created by the Exchange Act, in which case federal courts have exclusive jurisdiction), the federal district court for the District of Delaware or other state courts of the State of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This exclusive forum provision applies to state and federal law claims brought by stockholders (including claims pursuant to the Securities Act and the Exchange Act), although stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our charter to be inapplicable or unenforceable. Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Business Combinations with Interested Stockholders

Our charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our charter will contain provisions that will have a similar effect to Section 203, except that they will provide that (i) Platinum; (ii) Energy Capital Partners, LLC, a Delaware limited liability company, Energy Capital Partners II, LLC, Energy Capital Partners III, LLC, Energy Capital Partners Mezzanine, LLC, Energy Capital Partners IV, LLC, Energy Capital Partners Credit Solutions II, LLC, ECP ControlCo, LLC, Energy Capital Partners Holdings, LP, ECP Feeder, LP, and ECP Management GP, LLC; (iii) Capitol Acquisition Management IV LLC and Capitol Acquisition Founder IV LLC; and (iv) Blackstone Management Partners L.L.C. and their respective direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of the Company’s voting stock owned by them, and accordingly will not be subject to such restrictions.

Limitation on Liability and Indemnification of Directors and Officers

Our charter provides that directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our charter provides that directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures it against the obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in interest may, from time to time, sell, transfer, or otherwise dispose of. separately or together, some or all of the securities covered by this prospectus on the NYSE or any other stock exchange, market or trading facility on which the securities are traded, listed or quoted in the over-the-counter market or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the selling securityholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus. Subject to compliance with applicable law, we and the selling securityholders may use any one or more of the following methods when selling securities:

●	sales on the NYSE or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	an over-the-counter sale or distribution;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	to or through underwriters, brokers, dealers or agents;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for the securities;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

●	agreements with broker-dealers to sell a specified number of securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;

●	through the distribution of securities by us or any selling securityholder to our or its general or limited partners, members, managers affiliates, employees, directors or securityholders;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

We have not, and to our knowledge, the selling securityholders have not, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. The selling securityholders may also sell shares of our securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities. Broker-dealers engaged by us or the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated. In connection with the sale of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the selling securityholders and the sale thereof may be made by the selling securityholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling securityholders may use electronic media, including the Internet, to sell offered securities directly. The selling stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. The selling securityholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the selling securityholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling securityholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling securityholders may from time to time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act. The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholders or any other person, which limitations may affect the marketability of the securities. The selling securityholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

If the selling securityholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the selling securityholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of our securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make. We have also agreed to keep the registration statement of which this prospectus forms a part effective until the selling securityholders have disposed of all of the secondary securities covered by this prospectus.

There can be no assurance that we or any selling securityholder will sell, nor are we or any selling securityholder required to sell, any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling securityholders may not be able to use this prospectus for resales until they are named in the selling securityholders table by prospectus supplement or post-effective amendment. See “Selling Securityholders.”

LEGAL MATTERS

Latham & Watkins, LLP, Washington, D.C. will pass upon the validity of the Common Stock offered hereby. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Nesco Holdings, Inc. incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Custom Truck One Source, L.P. and subsidiaries as of December 31, 2020 and 2019, and for the three years ended December 31, 2020, 2019 and 2018, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Our website is located at https://customtruck.com, and our investor relations website is located at https://investors.customtruck.com. The information posted on our website is not incorporated into this prospectus. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access all of our public filings through the SEC’s website at www.sec.gov. Investors and other interested parties should note that we use our investor relations website to publish important information about us, including information that may be deemed material to investors. We encourage investors and other interested parties to review the information we may publish through our investor relations website, in addition to our SEC filings, press releases, conference calls, and webcasts.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this prospectus. The Registration Statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and March 31, 2021, filed with the SEC on August 16, 2021 and May 17, 2021, respectively;

●	Our Definitive Proxy Statement on Schedule 14A for a 2020 Special Meeting of Stockholders filed with the SEC on January 20, 2021;

●	Our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on September 21, 2021, August 3, 2021, July 8, 2021, May 26, 2021 May 6, 2021, April 6, 2021, April 2, 2021, March 11, 2021, March 9, 2021, February 22, 2021 and January 4, 2021; and

●	The description of our Common Stock included on our Current Report on Form 8-K, filed with the SEC on August 5, 2019 (File No. 001-38186), including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the initial filing of the Registration Statement of which this prospectus forms a part and prior to the completion of the offering of all securities covered by this prospectus and any accompanying prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

7701 Independence Ave

Kansas City, Missouri 64125

(816) 241-4888

Attention: Bradley Meader

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Custom Truck One Source, Inc.

207,745,626 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee SEC registration fee.

SEC registration fee	$205,345.33
FINRA filing fee	—
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Blue Sky, qualification fees and expenses		(1)
Transfer Agent fees and expenses		(1)
Miscellaneous expenses		(1)
Total	205,345.33	(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company’s bylaws provide that to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (a “Proceeding”), by reason of the fact that the person is the legal representative, is or was a director or officer of the corporation or while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fee, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. With respect to any such Proceeding initiated by any such indemnified person, the Company will be required to indemnity such person only if the Proceeding was authorized in the specific case by the board of directors of the Company.

The Company entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain inclusions.

Pursuant to the Agreement and Plan of Merger, dated as of April 7, 2019 (as amended, the “Merger Agreement”), pursuant to which NESCO Holdings I, Inc. became a wholly owned subsidiary of the Company, from and after July 31, 2019 (the “Effective Time”), the Company and Capitol Investment Merger Sub 2, LLC, a wholly owned subsidiary of the Company, are required to indemnify and hold harmless each director as of the Effective Time and former director and officer of Nesco Holdings I, Inc. and the Company, and their respective subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, assessment, arbitration, proceeding or investigation, in each case that is by or before any federal, state, provincial, municipal, local or foreign government, government authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or arbitrator, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent such entities or their subsidiaries, as the case may be, would have been permitted under applicable law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of the Merger Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law). In addition, pursuant to the Merger Agreement, the Company shall, and shall cause Capitol Investment Merger Sub 2, LLC and its subsidiaries to (i) maintain until July 31, 2025 provisions in their respective certificate of incorporation, certificate formation, bylaws, limited liability company agreement and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of such entities’ officers, directors, employees, and agents that are no less favorable that the provisions in such documents applicable as of the date of the Merger Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of such indemnified persons, except as required by law.

Furthermore, pursuant to the Merger Agreement, the Company is required to maintain until July 31, 2025, effective directors’ and officers’ liability insurance covering individuals that were covered by Nesco Holdings I, Inc.’s and its subsidiaries’ directors’ and officers’ liability insurance policies as of the date of the Merger Agreement, on terms not less favorable than the terms of such existing policies, subject to certain limitations. In addition, prior to the Effective Time, the Company purchased a six-year prepaid “tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s then existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time of the merger.

The above discussion of Section 145 of the DGCL, the Company’s Certificate of Incorporation, the Company’s Bylaws and the applicable provisions of the Merger Agreement is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, the Company’s Certificate of Incorporation, the Company’s Bylaws and the Merger Agreement.

Item 16. Exhibits

(a) Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	Exhibit No.	Filing Date
2.1	Common Stock Purchase Agreement, dated as of December 3, 2020	8-K	10.2	4/2/2021
3.1	Amended and Restated Certificate of Incorporation, as amended.	8-K	3.1	4/2/2021
3.2	Amended and Restated Bylaws.	8-K	3.2	4/2/2021
4.1	Form of Common Stock Certificate.	S-1/A	4.2	8/11/2017
4.2	Description of Capital Stock.	10-K	4.6	3/9/2021
4.3	Registration Rights Agreement, dated as of April 1, 2021	8-K	10.4	4/2/2021
4.4	Amended and Restated Stockholders Agreement	8-K	10.5	4/2/2021
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm relating to Nesco Holdings, Inc.				X
23.2	Consent of Independent Auditors relating to Custom Truck One Source, L.P.				X
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 23, 2021.

Custom Truck One Source, Inc.

By:	/s/ Bradley Meader
	Name:	Bradley Meader
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons:

Name	Title	Date

/s/ Fred Ross	Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2021
Fred Ross

/s/ Bradley Meader	Chief Financial Officer (Principal Financial Officer)	September 23, 2021
Bradley Meader

/s/ R. Todd Barrett	Chief Accounting Officer (Principal Accounting Officer)	September 23, 2021
R. Todd Barrett

*	Director (Chairman)	September 23, 2021
Marshall Heinberg

*	Director	September 23, 2021
Louis Samson

*	Director	September 23, 2021
David Wolf

*	Director	September 23, 2021
Mark D. Ein

*	Director	September 23, 2021
Bryan Kelln

*	Director	September 23, 2021
Georgia Nelson

*	Director	September 23, 2021
John-Paul (JP) Munfa

*	Director	September 23, 2021
David Glatt

*	Director	September 23, 2021
Paul Bader

*	Director	September 23, 2021
Rahman D’Argenio

* By:	/s/ Bradley Meader
Name: Bradley Meader Title: Chief Financial Officer